UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EQUITY RESIDENTIAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 25, 2020

On May 29, 2020, Equity Residential (the “Company”) issued the following press release announcing the change to a virtual-only meeting for its 2020 Annual Meeting of Shareholders to be held on June 25, 2020 at 8 a.m. (the “Annual Meeting”). The press release relates to the definitive proxy statement (the “Proxy Statement”) of the Company dated April 21, 2020 and made available to the shareholders of the Company in connection with the solicitation of proxies by the Board of Trustees of the Company for use at the Annual Meeting. This press release is being filed as definitive additional proxy solicitation material with the Securities and Exchange Commission on May 29, 2020.

The information contained in the press release should be read in conjunction with the Proxy Statement and other proxy materials.

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Marty McKenna                (312) 928-1901

May 29, 2020

Equity Residential Announces Change to Virtual-Only Meeting for

its 2020 Annual Meeting of Shareholders

CHICAGO – May 29, 2020 – Equity Residential (NYSE: EQR) today announced that, due to the public health concerns surrounding the COVID-19 pandemic, it will hold its 2020 annual meeting of shareholders (the “Annual Meeting”) in a virtual meeting format only, via live audio webcast, and shareholders will not be able to attend in person. The previously announced date and time of the Annual Meeting, Thursday, June 25, 2020 at 8:00 a.m. Central Time, is unchanged.

As described in the proxy materials for the Annual Meeting that were previously distributed, only shareholders of the Company’s common shares as of the close of business on March 31, 2020, the record date, will be entitled to participate in the Annual Meeting.

The Annual Meeting can be accessed by shareholders at www.virtualshareholdermeeting.com/EQR2020 beginning at 7:45 a.m. Central Time using the 16-digit control number on their proxy card, voting instruction form or notice regarding the availability of proxy materials. Authenticated shareholders will be able to vote and submit questions online during the meeting by following the instructions available on the Annual Meeting website.

All shareholders are encouraged to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card, voting instruction form and notice regarding the availability of proxy materials, all of which were previously distributed, will not be updated to reflect the change from a physical meeting to a virtual-only meeting, but may continue to be used to vote shares in connection with the Annual Meeting. Shareholders who have already voted do not need to take any additional action.

About Equity Residential

Equity Residential is committed to creating communities where people thrive. The Company, a member of the S&P 500, is focused on the acquisition, development and management of rental apartment properties located in urban and high-density suburban communities where today’s renters want to live, work and play. Equity Residential owns or has investments in 305 properties consisting of 78,927 apartment units, located in Boston, New York, Washington, D.C., Seattle, San Francisco, Southern California and Denver. For more information on Equity Residential, please visit our website at www.equityapartments.com.